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                                                                EXHIBIT 21(B)

    The following chart illustrates the effect of the Distribution and the Merger.

    [CHART SHOWING THE STRUCTURE OF THE COMPANY AND THE PARENT FOLLOWING THE
                                   OFFERING]

 [CHART SHOWING THE STRUCTURE OF THE COMPANY AND CLR FOLLOWING THE DISTRIBUTION
                                AND THE MERGER]